Exhibit 10.13

ASSIGNMENT

FOR VALUE RECEIVED, URBAN PROPERTIES LLC, a limited liability company formed under the laws of the State of Delaware on April 4, 2012 (the “Assignor”), hereby sells, assigns and transfers unto GBS REAL ESTATE FUND I, LLC, a limited liability company formed under the laws of the State of Florida (“Assignee”), all of Assignor’s right, title and interest under that certain Assignment Agreement, dated as of April 20, 2012, by and between OSCAR BRITO and Assignor, under which, among other things, Assignor acquired from OSCAR BRITO his rights to purchase 100 shares of the capital stock of PROMOTORA ALON-BELL, C.A., a Venezuelan corporation, under an Agreement, dated as of February 10, 2012, by and between Payee, on the one hand, and Alonso Francisco van der Biest Áñez and Ana Belen Espinoza de van der Biest, on the other hand.

This Assignment is made as substituted performance of the obligation of Assignor to pay $150,000.00 in cash for Units in Assignee, pursuant to the subscription, dated September 11, 2012, of Assignor. By accepting this Assignment, Assignee accepts such substituted performance and acknowledges that the right, title and interest sold, assigned and transferred hereunder have the value of $150,000.00.

In the event that Assignor shall acquire the aforesaid shares, it shall forthwith sell, assign and transfer them to Assignee without additional consideration.

IN WITNESS WHEREOF, Assignor has signed this Assignment this third day of December 2012.

URBAN PROPERTIES LLC

By: /s/Oscar Brito
       Oscar Brito
       Manager

ACCEPTANCE

The undersigned hereby accepts the above Assignment this third day of December 2012.

GBS REAL ESTATE FUND I, LLC

By: /s/ Karen Suarez
        Karen Suarez
       Manager